CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of November 4, 2010 (the “Agreement”), by and among ARKSON NEUTRACEUTICALS CORP., a Delaware corporation (“Purchaser”), DAVID ROFF (the “Majority Stockholder”), PIPER ACQUISITION III, INC., a Nevada corporation, (the “Company”), and each of the shareholders of the Company set forth on the signature page hereof attached as Schedule I (collectively, the “Piper Shareholders”), which such Schedule I shall be delivered on or before the Closing Date.

WITNESSETH

WHEREAS, the Company is currently consolidating two ambulatory surgery centers and a general acute care hospital in Houston, Texas;

WHEREAS, the Piper Shareholders desire to contribute, transfer, assign and deliver to Purchaser, and the Purchaser desires to accept such contribution, transfer, assignment and delivery from the Piper Shareholders, 100% of the outstanding securities of the Company in exchange for shares of common stock of the Purchaser and upon the terms and conditions hereinafter set forth;

WHEREAS, concurrent with the closing of the Piper Shareholders’ contribution of their interest in the Company to the Purchaser, the Purchaser shall cause David Roff, the holder of an aggregate of 325,000 shares (prior to the planned 9:1 reverse stock split) (the “Control Block”) of common stock (the “Majority Stockholder”), to return the Control Block to the Company in order to expedite the closing of this Contribution Agreement;

WHEREAS, certain terms used in this Agreement are defined in Article 1;

WHEREAS, it is intended that the Contribution shall qualify for United States federal income tax purposes as a tax-free contribution of property to a corporation controlled by the transferor within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended; and

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS AND INTERPRETATION

1.1 Definitions.  As used in this Agreement, the following terms when capitalized in this Agreement shall have the following meanings:

(a)
“Affiliates" shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, "control" of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person.

(b)	"Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close;

(c)	“Closing Date” means the day on which all conditions precedent to the completion of the transactions contemplated hereby have been satisfied or waived;

(d)	"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(e)	"Contract" shall mean an agreement, written or oral, between the Company and any other Person which obligates either the Company or such other Person to do or not to do a particular thing.

(f)	“Contribution” means the contribution, at the Closing, by Piper Shareholders of their interests in the Company to the Purchaser pursuant to this Agreement;

(g)
“Contribution Shares” means the 40,000,000 shares of common stock of the Purchaser to be issued to the Piper Shareholders at Closing pursuant to the terms of the Contribution, which such issuance shall not be impacted by any reverse split or combination of the Purchaser’s shares of common stock;

(h)	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(i)	"ERISA Affiliate" shall mean any entity that would be deemed to be a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(j)
"Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under (a) any Environmental Law and consisting of or relating to (i) any environmental matters or conditions (including on-site or off-site contamination and environmental regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, out-of-pocket damages and necessary and required response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; (iii) financial responsibility under Environmental Law for clean-up costs or corrective action, including any necessary and required investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law; or (b) any common law causes of action, including, but not limited to, negligence, trespass or nuisance, based on violation by the Company of Environmental Laws, releases by the Company of Hazardous Materials or actions or omissions by the Company that expose others to Hazardous Materials. The terms "removal," "remedial," "response action", and "release" shall have the meanings provided for such terms under, and shall include the types of activities covered by, the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

(k)
"Environmental Laws" shall mean all federal, state and local Laws relating to public health, or to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, the Clean Air Act, as amended, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Toxic Substances Control Act, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws, and all other Laws relating to or regulating (i) emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls (PCB's), oil and gas exploration and production wastes, brine, solid wastes, or toxic or Hazardous Materials or wastes (collectively, the "Polluting Substances"), (ii) the generation, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances, or (iii) environmental conservation or protection. References in this Agreement to Environmental Laws existing or in effect as of a particular date shall include written administrative interpretations and policies then existing or in effect.

(l)
"Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

(m)
"Governmental or Regulatory Authority" shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof.

(n)
"Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Company’s facilities or any part thereof into the environment.

(o)
"Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is, or that is likely to become, friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), or (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

(p)	"Indemnified Party" means any Person entitled to indemnification under any provision of Article 9.

(q)	"Indemnifying Party" means any Person obligated to provide indemnification under any provision of Article 9.

(r)
"Law" shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

(s)	"Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

(t)	"Material Contract" shall have the meaning set forth in Section 4.14.

(u)	“Material Adverse Effect” shall mean any material adverse effect on the business or financial condition of the Company;

(v)	“Order” shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

(w)	“Place of Closing” means the offices of the Law Offices of Stephen M. Fleming PLLC, or such other place as Purchaser and the Company may mutually agree upon;

(x)	"Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

(y)	“Remedial Action” shall mean any removal, remediation, response, clean up or other corrective action to respond to, remove or otherwise address any Environmental Liability.

(z)	“Shares” means all of the issued and outstanding shares of common stock of the Company as defined in Section 3.3.

(aa)
"Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, margin, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

(bb)
"Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 Captions and Section Numbers.  The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Section References and Schedules.  Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4 Severability of Clauses.  If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2.
THE CONTRIBUTION

2.1 The Contribution.  Subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and conditions herein contained, the Piper Shareholders hereby agree to contribute, transfer, assign and deliver to Purchaser on the Closing Date, in exchange for the Contribution Shares, a 100% undivided interest in and to the Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens (other than those that may arise under federal or state securities laws restricting the right to sell or transfer the Shares) with all rights now or thereafter attached thereto.

2.2 Contribution Shares; Allocation.  In consideration of each of the Piper Shareholders’ equity contributions to the Purchaser, the Purchaser shall issue that number of Contribution Shares to each of the Piper Shareholders allocated on the basis of one Contribution Share for each one Share held by Piper Shareholders in accordance with Exhibit A attached hereto, which such exhibit shall be delivered on or before the Closing Date.

2.3 Adherence with Applicable Securities Laws.  Each of the Piper Shareholders agrees that the Piper Shareholder is acquiring the Contribution Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Contribution Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) directly or indirectly unless:

(a)	the sale is to Purchaser;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)
the Contribution Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchaser.

The Piper Shareholders acknowledge that the certificates representing the Contribution Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

2.4 Closing.  The parties hereto shall use their best efforts to close the transactions contemplated by this Agreement (the “Closing”), by December 10, 2010.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that:

3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Company, or the conduct of the Company’s business makes it necessary for the Company to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business or operations of the Company.

3.2 Authorization of Agreement.  The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Capitalization. The authorized capital stock of the Company will consist of as of the Closing, 100,000,000 shares of common stock, $0.00001 par value, 40,000,000 shares of which are issued and outstanding (the “Shares”). All of the Shares are duly authorized, validly issued, fully paid and nonassessable.  There are no preferred shares, options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. There is no personal liability, and there are no preemptive rights with regard to the capital stock of the Company, and no right-of-first refusal or similar catch-up rights with regard to such capital stock. Except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of the Company to (A) repurchase, redeem or otherwise acquire any shares of the shares of the Company (or any interest therein) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of the Company, or (D) issue or distribute to holders of any of the capital stock of the Company any evidences of indebtedness or assets of the Company. All of the outstanding securities of the Company have been issued and sold by the Company in full compliance in all material respects with applicable federal and state securities laws.

3.4 Patriot Act.  The Company certifies that it has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company hereby acknowledges that the Purchaser seek to comply with all applicable Laws concerning money laundering and related activities.  In furtherance of those efforts, the Company hereby represents, warrants and agrees that:  (i) none of the cash or property owned by the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company has, and this Agreement will not, cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

ARTICLE 3A
REPRESENTATIONS AND WARRANTIES OF THE PIPER SHAREHOLDERS

Each of the Piper Shareholders, on his, her or its own behalf only, represents and warrants to Purchaser, that:

3A.1    Ownership and Transfer of Shares.  Each Piper Shareholder is the record and beneficial owner of the Shares indicated as being owned by such Piper Shareholders on Exhibit A, free and clear of any and all liens.  Each Piper Shareholder has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all liens.

3A.2    Investors.  Each of the Piper Shareholders represents and warrants to Purchaser that he, she or it is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MAJORITY
STOCKHOLDER

Purchaser and the Majority Stockholder hereby jointly and severally represent and warrant to the Company and the Piper Shareholders, that:

4.1 Organization and Good Standing.

                    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of  Delaware, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Purchaser, or the conduct of the Purchaser’s business makes it necessary for the Purchaser to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business or operations of the Purchaser.

4.2 Authorization of Agreement.

The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser.  This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3 Capitalization.

The authorized capital stock of the Purchaser consists of:  200,000,000 shares of common stock, $0.0001 par value per share,  645,889 shares of which are issued and outstanding (prior to the planned 9:1 reverse stock split), and 50,000,000 shares of preferred stock, $0.0001 par value per share, none of which are issued and outstanding. All of the shares of the Purchaser are duly authorized, validly issued, fully paid and nonassessable. Schedule 4.3 sets forth a true and complete list of the holders of all outstanding shares of the Purchaser as of the date of this Agreement (prior to the planned 9:1 reverse stock split). There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Purchaser or obligating the Purchaser to issue or sell any shares of capital stock of or other equity interests in the Purchaser. There is no personal liability, and there are no preemptive rights with regard to the capital stock of the Purchaser, and no right-of-first refusal or similar catch-up rights with regard to such capital stock.  There are no outstanding contractual obligations or other commitments or arrangements of the Purchaser to (A) repurchase, redeem or otherwise acquire any shares of the Shares (or any interest therein) except for the Share Cancellation as defined in Section 6.2(j) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of the Purchaser, or (D) issue or distribute to holders of any of the capital stock of the Purchaser any evidences of indebtedness or assets of the Purchaser. All of the outstanding securities of the Purchaser have been issued and sold by the Purchaser in full compliance in all material respects with applicable federal and state securities laws.

4.4 Subsidiaries.  Purchaser has no subsidiaries.

4.5 Corporate Records.

(a)
The Purchaser has delivered to the Company true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Purchaser.

(b)
The minute books of the Purchaser previously made available to the Company contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Purchaser to the best of the Purchaser’s knowledge.  The stock certificate books and stock transfer ledgers of the Purchaser previously made available to the Company are true, correct and complete.  All stock transfer taxes levied or payable with respect to all transfers of shares of the Purchaser prior to the date hereof have been paid and appropriate transfer tax stamps affixed to the best of the Purchaser’s knowledge.

4.6 Conflicts; Consents of Third Parties.

(a)
None of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws or comparable organizational documents of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Purchaser except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)
No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, or the compliance by Purchaser with any of the provisions hereof or thereof, other than the filing of a Current Report on Form 8-K, a Schedule 14f-1 and any applicable Schedule 13D amendments and Forms 4.

4.7 Financial Statements.

(a)
The Purchaser has provided copies of the audited balance sheets of the Purchaser as at June 30, 2010 and 2009 and the related audited statements of income and of cash flows of the Purchaser for the years then ended and the copies of the unaudited balance sheets of the Purchaser as at September 30, 2010 and the related unaudited statements of income and of cash flows of the Purchaser for the years then ended (the “Financial Statements”).  Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Purchaser without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Purchaser as at the dates and for the periods indicated.

(b)	For the purposes hereof, the audited balance sheet of the Purchaser as at June 30, 2010 is referred to as the "Balance Sheet" and June 30, 2010 is referred to as the “Balance Sheet Date”.

4.8 No Undisclosed Liabilities.  Purchaser has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

4.9 Absence of Certain Developments.  Since the Balance Sheet Date:

(i)	there has not been any material adverse change nor has there occurred any event which is reasonably likely to result in a material adverse change;

(ii)
there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Purchaser having a replacement cost of more than $5,000 for any single loss or $15,000 for all such losses;

(iii)
there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any repurchase, redemption or other acquisition by the Purchaser of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Purchaser;

(iv)
the Purchaser has not awarded or paid any bonuses to employees of the Purchaser except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Purchaser's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Purchaser);

(v)	there has not been any change by the Purchaser in accounting or Tax reporting principles, methods or policies;

(vi)	the Purchaser has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

(vii)
the Purchaser has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Piper Shareholder or any Affiliate of any Piper Shareholder;

(viii)
the Purchaser has not mortgaged, pledged or subjected to any Lien, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Purchaser, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(ix)
the Purchaser has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

(x)
the Purchaser has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

(xi)	the Purchaser has not made or committed to make any capital expenditures or capital additions or betterments in excess of $5,000 individually or $15,000 in the aggregate;

(xii)	the Purchaser has not instituted or settled any material legal proceeding; and

(xiii)	the Purchaser has not agreed to do anything set forth in this Section 4.9.

4.10  Taxes.

(a)
(A) all Tax Returns required to be filed by or on behalf of the Purchaser have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Purchaser or in respect of its income, assets or operations have been fully and timely paid, and (C) the Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

(b)
The Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)
The Purchaser has delivered complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Purchaser relating to the taxable periods since 2007 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Purchaser its income, assets or operations.

(d)
All material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Purchaser have been paid and filed.  No claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e)
All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f)
Neither the Purchaser nor any other Person on behalf of the Purchaser has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Purchaser or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Purchaser, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Purchaser, or (C) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(g)
No property owned by the Purchaser is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

(h)	The Purchaser is not a foreign person within the meaning of Section 1445 of the Code.

(i)	The Purchaser is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(j)
There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company, its Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(k)	The Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

(l)	There are no liens as a result of any unpaid Taxes upon any of the assets of the Purchaser.

(m)	The Purchaser has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

(n)
No stock options, stock appreciation rights or other equity-based awards issued or granted by the Purchaser are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Purchaser makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of the Purchaser will be, subject to the penalties of Section 409A(a)(1) of the Code.

4.11  Real Property.  The Purchaser does not own any real property.

4.12  Tangible Personal Property.  The Purchaser does not own or lease any personal property

4.13  Intangible Property.  The Purchaser does not own any patent, trademark, trade name, service mark or copyright

4.14  Material Contracts.

The Purchaser has not entered into any Contract or by which it is bound (collectively, the "Material Contracts") as follows:  (i) Contracts with any of the shareholders of Purchaser or any current officer or director of the Purchaser; (ii) Contracts with any labor union or association representing any employee of the Purchaser; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Purchaser other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Material Contracts containing covenants of the Purchaser not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Purchaser in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Purchaser of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $5,000 in the aggregate or $15,000 annually or require performance by any party more than one year from the date hereof.

4.15  Employee Benefits.

The Purchaser has not entered into any (i) "employee benefit plans", as defined in Section 3(3) ERISA, and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Purchaser or to which the Purchaser contributes or is obligated to contribute thereunder with respect to employees of the Purchaser ("Employee Benefit Plans") and (ii) "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Purchaser or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Purchaser as an ERISA Affiliate or to which the Purchaser or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

4.16  Labor.

(a)	The Purchaser is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Purchaser.

(b)
No employees of the Purchaser are represented by any labor organization.  No labor organization or group of employees of the Purchaser has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Purchaser, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal.  There is no organizing activity involving the Purchaser pending or, to the best knowledge of the Purchaser, threatened by any labor organization or group of employees of the Purchaser.

(c)
There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Purchaser, threatened against or involving the Purchaser.  There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of Purchaser, threatened by or on behalf of any employee or group of employees of the Purchaser.

4.17 Litigation.

There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Purchaser, overtly threatened against the Purchaser (or to the knowledge of the Purchaser, pending or threatened, against any of the officers, directors or key employees of the Purchaser with respect to their business activities on behalf of the Purchaser), or to which the Purchaser is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Purchaser is there any reasonable basis for any such action, proceeding, or investigation.  The Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it.

4.18 Compliance with Laws; Permits. The Purchaser is in compliance with all Laws applicable to the Purchaser or to the conduct of the business or operations of the Purchaser or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect.  The Purchaser has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

4.19 Environmental Matters.

(a)	the operations of the Purchaser are in compliance with all applicable Environmental Laws and all Environmental Permits;

(b)	the Purchaser has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

(c)
the Purchaser is not the subject of any outstanding written order or Contract with any Governmental or Regulatory Authority or Person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any release or threatened release of a Hazardous Material or (iv) any Hazardous Activity;

(d)
the Purchaser has not received any written communication alleging that the Purchaser may be in violation of any Environmental Law, or any Environmental Permit, or may have any liability under any Environmental Law;

(e)	the Purchaser has no current contingent liability in connection with any Hazardous Activity or release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

(f)
to the Purchaser’s knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Purchaser pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

(g)	there is not located at any of the properties of the Purchaser any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

(h)
the Purchaser has provided to the Piper Shareholders all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Purchaser.

4.20  Insurance.  The Purchaser does not carry any insurance of any kind or nature.

4.21  Inventories; Receivables; Payables.  The Purchaser has no inventory, account receivables, account payables, other assets or other liabilities except for minimum accounts payable and accrued liabilities in the aggregate amount less than $1,500.

4.22  Related Party Transactions.  Neither the Purchaser nor any Affiliates of Purchaser has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Purchaser.  Neither the Purchaser, any Affiliate of the Purchaser nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is supplier, customer, landlord, tenant, creditor or debtor of the Purchaser.

4.23  No Misrepresentation.  No representation or warranty of Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Company or the Piper Shareholders pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.24  Financial Advisors.  No Person has acted, directly or indirectly, as a broker or finder for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

4.25  Guarantees. There are no written guarantees currently in effect heretofore issued by the Purchaser to any bank or other lender in connection with any credit facilities extended by such creditors to the Purchaser in connection with any other contracts or agreements (collectively, the "Guarantees"), including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Closing.

4.26  Patriot Act.  The Purchaser certifies that it has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Purchaser hereby acknowledges that the Company and the Piper Shareholders seek to comply with all applicable Laws concerning money laundering and related activities.  In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that:  (i) none of the cash or property owned by the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

4.27  Trading Status.  Purchaser’s common stock is traded on the OTC Bulletin Board, under the trading symbol “AKSN”.  Purchaser has at least one market maker.  As of the Closing, Purchaser’s Common Stock will be listed for trading on the OTCBB with at least one market maker.

4.28  Reporting Status.  Purchaser is a reporting issuer under Section 12(g) of the Securities Exchange Act of 1934 (the “’34 Act”).  Purchaser is now, and as of the Closing will be, current in its filings and will have filed all of the filings required to have been made in the previous twelve months.

4.29  Investment Intention.  Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.30  Contribution Shares. The Contribution Shares issuable pursuant to the purchase price, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any Liens, except that such Contribution Shares will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations.

4.31  Compliance with Medicare/Medicaid Programs.  Neither Purchaser, nor any of Purchaser's Affiliates, if any, have been charged with, convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any offense related to a "Federal health care program" as that term is defined in 42 U.S.C. Sect. 1320a-7b(f).   Likewise, neither Purchaser, nor any of Purchaser's Affiliates, if any, have:  (i) committed any offense which may serve as the basis for suspension or exclusion from a Federal health care program (as defined above), including, but not limited to, defrauding a government program, loss of a license to provide health care services, and failure to provide quality care; or (ii) engaged in any prohibited reassignment of Federal health care program (as defined above) accounts receivable.

4.32  Lack of Health Care Operating History.  Purchaser has no health care operating history, and no history of providing any health care services of any type or nature, including but not limited to direct patient care services, health care billing services, health care marketing services, or health care management services.
ARTICLE 5.
COVENANTS

5.1  Access to Information.

The Purchaser agrees that, prior to the Closing Date, the Company shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Purchaser and its subsidiaries and such examination of the books, records and financial condition of the Purchaser and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Purchaser shall cooperate, and shall cause the Purchaser and its Subsidiaries to cooperate, fully therein.  No investigation by the Company prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Purchaser or the Majority Stockholder contained in this Agreement.  In order that the Company may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Purchaser and its Subsidiaries, the Purchaser shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Purchaser and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination.  Company shall disclose to Purchaser, in a timely manner, any information of which it becomes aware that could reasonably be viewed as constituting a breach of any representation, warrant or covenant that is contained in the Contribution Agreement.  If Company completes the purchase at the time it is aware of any such breach, Company shall not be entitled to rely on such matter for indemnification.

5.2  Conduct of the Business Pending the Closing.

(a)	Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Company to:

(i)	conduct the businesses of the Company only in the ordinary course consistent with past practice;

(ii)
use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with Persons having business dealings with the Company;

(b)	Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Company, the Purchaser shall not:

(i)
declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Purchaser or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Purchaser;

(ii)
transfer, issue, sell or dispose of any shares of capital stock or other securities of the Purchaser or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Purchaser;

(iii)	effect any recapitalization, reclassification, stock split or like change in the capitalization of the Purchaser;

(iv)	amend the certificate of incorporation or by-laws of the Purchaser;

(v)	pay any form of compensation;

(vi)
subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Purchaser;

(vii)
acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Purchaser;

(viii)	cancel or compromise any debt or claim or waive or release any material right of the Purchaser except in the ordinary course of business;

(ix)	enter into any commitment for capital expenditures of the Purchaser;

(x)
enter into, modify or terminate any labor or collective bargaining agreement of the Purchaser or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Purchaser;

(xi)	permit the Purchaser to enter into any transaction or to make or enter into any Contract;

(xii)
permit the Purchaser to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

(xiii)	permit the Purchaser to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Affiliate;

(xiv)	incur any liability; or

(xv)
agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Purchaser and the Majority Stockholder in this Agreement untrue or incorrect in any material respect.

5.3  Consents.  The Company shall use its best efforts, and the Purchaser shall cooperate with the Company, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

5.4  Other Actions.  The Company and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

ARTICLE 6.
CONDITIONS TO CLOSING

6.1  Conditions Precedent to Obligations of Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Company and the Piper Shareholders contained herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)
all representations and warranties of the Company and the Piper Shareholders contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Piper Shareholders contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c)
the Company, and the Piper Shareholders shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(d)
the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

(e)	there shall not have been or occurred any material adverse change in the business or operations of the Company;

(f)	the Company shall have obtained all consents and waivers in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement; and

(g)
no legal proceedings shall have been instituted or threatened or claim or demand made against the Piper Shareholders, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

6.2  Conditions Precedent to Obligations of the Company and the Piper Shareholders.

The obligations of the Company and the Piper Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company and Piper Shareholders in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Purchaser and the Majority Stockholder contained herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)
all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c)
the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d)
the Company  shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Company) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c) hereof;

(e)
there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f)	the Purchaser shall have obtained all consents and waivers in a form reasonably satisfactory to the Company, with respect to the transactions contemplated by this Agreement;

(g)
all officers and members of the Board of Directors of the Purchaser shall have provided an undated resignation and shall have appointed the designees of the Piper Shareholders as members of the Board of Directors, such director resignation to be effective 10 days after the filing of a 14F-1;

(h)	the Purchaser shall have filed its Form 10-Q Quarterly Report for the quarter ended September 30, 2010;

(i)	the Purchaser shall have completed a 9:1 reverse stock split of its issued and outstanding shares of common stock; and

(j)
the Purchaser and the Majority Stockholder shall have entered into an agreement whereby the Majority Stockholder shall return to the Purchaser 325,000 shares of common stock of the Purchaser (prior to the planned 9:1 reverse stock split) for cancellation (the “Share Cancellation”).

ARTICLE 7.
TERMINATION

7.1  Material Change in the Purchaser Business.  If any material loss or damage to the Purchaser Business occurs prior to Closing and such loss or damage, in Company's reasonable opinion, cannot be substantially repaired or replaced within ten (10) days or the incurrence of any material liability by the Purchaser, Company shall, within two (2) days following any such loss or damage or upon learning of such material liability, by notice in writing to Purchaser, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Contribution and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Company's obligations to carry out the transactions contemplated hereby, be vested in Purchaser or otherwise adequately secured to the satisfaction of Company on or before the Closing Date.

ARTICLE 8.
DOCUMENTS TO BE DELIVERED

8.1  Documents to be Delivered by the Company.

At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

(a)	copies of all consents and waivers referred to in Section 6.1(f) hereof;

(b)	such other documents as the Purchaser shall reasonably request.

8.2  Documents to be Delivered by the Purchaser.

At the Closing, the Purchaser shall deliver to the Company the following:

(a)	the Contribution Shares;

(b)	the certificates referred to in Section 6.2(d) hereof;

(c)	copies of all consents and waivers referred to in Section 6.2(f)hereof;

(d)	certificates of good standing with respect to the Purchaser issued by the Secretary of the State of the Delaware;

(e)
resignation of the officers of the Company effective as of the Closing Date and resignation of the sole member of the Board of Directors of Purchaser, to be effective 10 days after the mailing of the Schedule 14f-1 to the shareholders of Purchaser;

(f)
resolution of the Board of Directors appointing Tony Rotondo n as a director of the Purchaser, Dr. Jacob Varon as a director of the Company, subject to Schedule 14f,1 and Tony Rotondo as Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Corporation and any other appointment as directed by the Company;

(g)	a legal opinion acceptable to the Company;

(h)	all documentation relating to the Share Cancellation; and

(i)	such other documents as the Company shall reasonably request.

ARTICLE 9.
INDEMNIFICATION

9.1  Indemnification.

(a)
Subject to Section 9.2, Purchaser and the Majority Stockholder hereby agrees to indemnify and hold the Piper Shareholders and the Company and their respective Affiliates, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against:

(i)
any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser or Majority Stockholder set forth in this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser or the Majority Stockholder pursuant to this Agreement, to be true and correct as of the date made;

(ii)
any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser or the Majority Stockholder under this Agreement;

(iii)	any and all Expenses incident to the foregoing and

(iv)	any and all losses, liabilities, obligations, damages, costs and expenses incurred by the Purchaser prior to the Closing.

9.2  Intentionally omitted

9.3  Indemnification Procedures.

(a)
In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 9.1 hereof, the Indemnified Party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party.  The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder.  If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the Indemnified Party of its intent to do so.  If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim.  If the Indemnified Party defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the Expenses of defending such Claim upon submission of periodic bills.  If the Indemnifying Party shall assume the defense of any Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b)
After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and the Indemnifying Party shall be required to pay all of the sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c)
The failure of the Indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

ARTICLE 10.
POST-CLOSING MATTERS

10.1  Within four business day of the Closing, Purchaser and the Company agree to use all their best efforts to:

(a)	issue a news release reporting the Closing;

(b)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement with audited financial statements of Company as well as any required pro forma financial information or other information of Company and Purchaser as required by the rules and regulations of the Securities and Exchange Commission; and

(c)	file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of Purchaser.

ARTICLE 11.
GENERAL PROVISIONS

11.1         Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Purchaser to:

ARKSON NEUTRACEUTICALS CORP.
27 Chicora Avenue
Toronto, Ontario Canada M5R 1T7
Facsimile:

If to Company or Piper Shareholders to:

PIPER ACQUISITION III, INC.
2901 W. Coast Highway, 3rd Floor
Newport Beach, California 92663
Facsimile:

with a copy to:

Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Facsimile: (516) 977-1209

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

11.2  Payment of Sales, Use or Similar Taxes.   All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Piper Shareholders.

11.3  Expenses.   Except as otherwise provided in this Agreement, the Company and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

11.4  Specific Performance.  The Piper Shareholders acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law.  Therefore, the obligations of the Piper Shareholders under this Agreement, including, without limitation, the Piper Shareholders' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

11.5  Further Assurances.  The Piper Shareholders, the Company, the Majority Stockholder and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

11.6  Submission to Jurisdiction; Consent to Service of Process.

(a)
The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.1.

11.7  Entire Agreement; Amendments and Waivers.  This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.8  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the City of Houston, State of Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.9  Headings.  Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

11.10 Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

11.11 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Piper Shareholders or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser.  Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

11.12 Counterparts.  This Agreement may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier or electronic mail, in PDF form, will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

ARKSON NEUTRACEUTICALS CORP.

By:	/s/ David Roff
Name: David Roff
Title: Chief Executive
Officer, Chief Financial Officer and Sole Director

PIPER ACQUISITION III, INC.

By:	/s/ Timothy Betts
Name: Timothy Betts
Title: CEO

MAJORITY STOCKHOLDER

/s/ David Roff
David Roff

PIPER SHAREHOLDERs SIGNATURE PAGE ATTACHED AS SCHEDULE I TO BE DELIVERED PRIOR TO CLOSING

SCHEDULE I
PIPER SHAREHOLDERS

James R. Anderson
Michael Arnold
Robert T. Benz
Ronald F. Bratek
Geoffrey Cragg
Thomas W. Davis, Jr.
James C. Dees
Tannie G. Dees
Robert E. Dettle TTEE
Ephraim H. Dockstader
Elg Family Trust
Mark Elg
Robert T. Firebaugh
Nick Fredrick
Sean Harrison
Paul W. Heisey TTEE
Paul A. Hill
Charles L. Horn
Eric Horton
JM Assets, LP
Joel Kaplan
Paul A. Kaye Family Trust
Lawrence M. Kellner
Klar Family Trust
Jerry I. Maine
J. Douglas Meador, Co-TTEE
Kevin Mohan
William E. Morgan
John A. Rowell
Thomas Rubin
John W. Russell
Joel Shapiro
Barbara J. Stubblefield
Bertram H. Witham
Gerald Yanowitz
Audrey M. Krauss
A.B. Southall III
Jose Luis Mendez
Dorthea Hardin
Denise Brathwaite
Theodore E. Roeth TTE
Phil Mitchell
Jerry Neugebauer
Dennis Trainor
Joel Yanowitz
Robert Mehl
Jeffrey McKellips

By:/s/ Timothy Betts
Timothy Betts, Attorney-in-fact

Dr. Jacob Varon, an individual
Franklin Rose, MD PA, an individual
Dr. Michael Ciaravino, an individual
Dr. Abdel Fustok, an individual
Dr. David Blumfield, an individual
Dr. Richard Nixon, an individual
Dr. Todd Siff, an individual
Tony Rotondo, an individual
Dr. Leon Etter, an individual
Dr. Ron Moses, an individual
Dr. Richard Hung, an individual
Dr. Eric Powitzky, an individual
Dr. Marc Labbe, an individual
Dr. Taylor Brown, an individual
Dr. David Tomaszek, an individual
Dr. David Jenson, an individual
Dr. Paul Kobza, an individual
Dr. Ron Buczek, an individual
Dr. Jose Reyes, an individual
Dr. Eric Pack, an individual
Dr. Eric Price, an individual
Dr. Bonaventure Ngu, an individual
Dr. Leonard Trahan, an individual
Dr. Chandler Mann, an individual
Dr. Ajay Kwatra, an individual
Stefan Kreuzer, an individual
Ken Lee, an individual
SJS 2006 Gift Trust
KBK 2006 Gift Trust
KV 2006 Gift Trust
Patrick C. McCulloch 2007 Gift Trust
FYM Partners, L.L.P.

By:/s/ Tony Rotondo
Tony Rotondo, Attorney-in-fact

Nobis Capital Advisors, Inc.

By:/s/ Thomas Rubin
Name: Thomas Rubin
Title: CEO

/s/Timothy Betts
Timothy Betts

/s/ Stephen Fleming
Stephen Fleming

EXHIBIT A

Dr. Jacob Varon	6,921,577

Franklin Rose MD PA	1,674,291

Dr. Michael Ciaravino	756,291

Dr. Abdel Fustok	618,951

Dr. David Blumfield	599,331

F.Y.M. Partners, LLP	706,320

Dr. Richard Nixon	920,991

Tony Rotondo	6,293,737

Dr. Leon Etter	199,191

Dr. Ron Moses	78,480

Dr. Richard Hung	78,480

Dr. Eric Powitzky	78,480

Patrick C. McCulloch 2007 Gift Trust	478,620

Dr. Todd Siff	557,100

Dr. Marc Labbe	557,100

Dr. Taylor Brown	78,480

Dr. David Tomaszek	3,992,655

Dr. David Jenson	1,014,804

Dr. Paul Kobza	1,594,692

Dr. Ron Buczek	1,594,692

Dr. Jose Reyes	144,972

Dr. Eric Pack	869,832

Dr. Eric Price	724,860

Dr. Bonaventure Ngu	289,944

Dr. Leonard Trahan	434,916

Dr. Chandler Mann	434,916

Dr. Ajay Kwatra	289,944

SJS 2006 Gift Trust (Dr. Evan Collins)	803,271

KBK 2006 Gift Trust (Dr. Karre Kolstad)	803,271

KV 2006 Gift Trust (DDr. Kevin Varner)	803,271

Stefan Kreuzer	803,271

Ken Lee	803,271

SCHEDULE 4.3

Num_Of_Shares	Co_Lst_Name	First_Name	Name_2
56	AU-YANG	YING
7556	AUDUON	AGATHA
167	AUDUON	CATHERINE
56	AUDUON	MONIQUE
3139	AUDUON	ROBERT
1276	AUDUON	ROBERT
114	AUDUON &	GUY	NATHALIE LIANG TEN COM
28	BATE	BARRY DIXON
167	BI	EVA
56	BI	GEORGE
56	BLACKER	NORMAN
28	BOERSMA	D
28	BROWN	NEIL
28	BURGESS	ROGER
56	CAHYO	WILLY
28	CARTLEDGE	PETER
1112	CEDE & CO
857	CEDE & CO
56	CHAN	JOSEPH
56	CHANG	CHAO-LUN
56	CHANG	CHI-SHII
28	CHANG	FEI SUN
56	CHARTERS	ROSALIND
56	CHAU	PHILIPPE
56	CHEETHAM	NICHOLAS
56	CHEETHAM	NICK
56	CHEN	CHEN-YAO
56	CHEN	DAVID CHAO-WEI
56	CHEN	JAMES
56	CHEN	JOYCE
56	CHEN	MAN-LI
34	CHERA	KULVINDER SINGH
17	CHEUNG	KAN-SHU
56	CHIEN	SUSAN
56	CHOU	CHIN-CHENG
278	CHOU	SU-CHING
56	CHOU	WAI-LI
56	CORBIN	L
56	CORBIN	ROY
237	D & B ENTERPRISES
28	DE GARSTON	CHARLES
56	DELPUECH	GENEVIEVE

56	DELPUECH	NELLY
56	DOMINIC SULTANA	RBSI FESUSP-IOM ACCOUNT
28	EAKIN	ROBERT
28	EAKIN	ROBERT
56	EDWARDS	JAY
28	ESHELBY	PAUL
320	EURO BANCORP
28	FARROW	IVAN
56	FOUQUET	JEAN-MICHEL
56	FRANKHAM	KERRY
28	GEK HOON	SOH
1389	GORMAN	MICHAEL
73	GOULD &	STUART	HELEN GOULD
56	GUENOT	DOMINIQUE
56	GUENOT	JACQUELINE
874	HALL	BRIAN K
56	HAMILTON	THOMAS
28	HARRIS	WILLIAM ANDREW
28	HARRISON	IAN
28	HAWKINS	JAMES
56	HENDERSON	JIM
56	HEY	KY-OUACH
56	HSIAO	VAN-JUNG
56	HUANG	CHIN-TIEN
56	HUANG	FENG-CHIAO
56	HUANG	HONG-KEY
56	HUANG	WU-FU
56	HUANG	WU-LU
56	HUANG	YI-PIN
278	HUANG	YI-PIN
28	HUNTER	GORDON
6	HUYNH	JENNIFER P
56	HWANG	SHEU-DUNG
28	KHONG	ALEX DUC
56	KO	SZU-RU
56	KU	PEI-YUAN
56	KUO	TI-YUAN
56	LAM	FUNG-KWAN
56	LEE	KANG-LI
56	LEE	KANG-TAI
56	LEE	LILIAN
28	LEEDHAM	MICHAEL
56	LI	ADA
12	LIANG	CHUN-MEI

56	LO	CHIEN-YING
11112	LO	DAVID
56	LO	WEN-HAO
10	LU	DAVID
56	LU	HSIU-HAO
42	MCDONAGH	ANTHONY
28	MCREYNOLDS	WILLIAM EDGAR
23	MCREYNOLDS	WILLIAM EDGAR
28	MCREYNOLDS	WILLIAM EDGAR
28	MCREYNOLDS	WILLIAM EDGAR
28	MCROBIE	DOUGLAS JAMES
112	MURPHY	ANNIE
167	MURPHY	BRENDAN
112	MURPHY	GARRET T
28	NARVESTED	STEIN
56	NGUY	GUILLAUME
56	NICOL	STUART
56	OU-YOUNG	HEN
6	PACIFIC FEDERAL S A
56	PAN	XIU-ZHEN
28	PATEL &	SURYAKANT	SUDHA PATEL
28	PATTERSON	FLORENCE
26	PAUL	JAGDISH
100	PAVIOUR ENVIRONMENTAL ENGINEERING		LIMITED BRADGATE LONDON LTD
100	PAVIOUR ENVIRONMENTAL ENGINEERING LTD
28	PINK	ALAN
36167	ROFF	DAVID
112	SCOTT	RICHARD
56	SCOTT	RICHARD
56	SHAN	YONGFU
56	SHEK	SAMMY
28	SHIH	MARGARET
56	SIAU	ALEXANDRA
56	SIAU	ANTHONY
56	SIAU	VING-YENG
42	SLATTERY	WAYNE
278	SUN	YI-HWA
56	TANG	JACKY
56	TANG	JESSICA
56	TANG	LISA
56	TANG	PATRICK
78	THOMAS	CELIA
28	THYGESEN	NIELS
56	TODESCO	LAEL

28	VAUGHAN	JOHN
28	VIJAYAN	SENATHIRAJAH
56	VUONG	BARBARA
56	VUONG	CHIVI
28	WALKER	MCKENZIE
56	WANG	CHEN-TAO
56	WANG	CHEN-WEI
56	WANG	TSO-PIN
278	WANG	YEU-PYNG
56	WONG	JOSEPH MF
17	WONG	LAN-HSIANG
56	WU	HUI-CHING
56	WU	JUNG-CHIN
12	YANG	CHEE AU
56	YOUSENMINE HOLDINGS PROPERTY LTD
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